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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         The Board of Directors of
           Web Yes, Inc.


We consent to the incorporation by reference in this Registration Statement (Form S-8), pertaining to the 1999 Employee Stock Purchase Plan of Breakaway Solutions, Inc. (the "Company") of our report dated June 30, 1999, with respect to the consolidated financial statements of Web Yes, Inc. included in the Company's Registration Statement on Form S-1 (File No. 333-83343) as filed with the Securities and Exchange Commission.

                                                           /s/KPMG LLP

Boston, Massachusetts
October 6, 1999